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                                                                  Exhibit 10.65

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made and entered into as of July 16, 1999, by and between CHAUTAUQUA AIRLINES, INC. (hereinafter referred to as the "Company"), a New York corporation, and Wayne Heller (hereinafter referred to as the "Executive").

                                 R E C I T A L S

         WHEREAS, the Company desires to employ the Executive, and the Executive is desirous of accepting such employment by the Company, upon the terms and conditions hereinafter set forth,

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. EMPLOYMENT. Subject to the satisfaction of the conditions set forth in this Section 1, the Company agrees to employ the Executive, and the Executive agrees to render his services to the Company, as its Vice President - Flight Operations, during the Term (as defined below). The Executive shall render his services at the direction of the President and the Board of Directors of the Company at the Company's offices in Indianapolis, Indiana. The Executive agrees to use his best efforts to promote and further the business, reputation and good name of the Company and the Executive shall promptly and faithfully comply with all instructions, directions, requests, rules and regulations made or issued from time to time by the Company. This Agreement shall be subject to the satisfaction of a satisfactory drug test (which the Company shall promptly arrange) by the Executive.

         2. TERM. The term of employment pursuant to this Agreement (the "Term") shall commence on or before August 2, 1999 and continue until July 31, 2003; provided that either party may terminate this Agreement by providing the other with 30 days prior written notice of such termination. Notwithstanding the foregoing, this Agreement may be terminated by the Company without such notice in the event that "Cause" for such termination exists as provided in Section 7 below. In the event (i) the Company terminates this Agreement or the Executive's employment other than for Cause, or (ii) the Executive terminates this Agreement or the Executive's employment for Cause, the Company shall pay the Executive Severance Compensation as provided in Section 3(c) hereof. In the event the Company terminates this Agreement or the Executive's employment for Cause, or in the event the Executive terminates this Agreement or his employment other than for Cause, the Executive shall not be entitled to any Severance Compensation or other compensation of any kind following the effective date of such termination.

         3. COMPENSATION. As full and complete compensation for all the Executive's services hereunder, the Company shall pay the Executive the compensation described below.

(a)      CASH COMPENSATION.

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                  (i) During the Term, the Company shall pay the Executive an annual base salary of $90,000 ("Base Salary"). In the event this Agreement is terminated prior to the expiration of the Term, the Company shall pay to the Executive, in addition to any Severance Compensation payable under Section 3(c), any accrued but unpaid Base Salary through the termination date.

                  (ii) In addition to the Base Salary, during the Term, the Company shall pay to the Executive an annual bonus (a "Bonus") in the amount of $36,000 or such greater amount as the board of directors of the Company shall determine in its discretion. The Bonus shall be paid each year during the Term at the end of the calendar year and shall be prorated (x) for the 1999 calendar year for the period from the commencement date of the Executive's employment through the end of such calendar year, and (y) for the 2003 calendar year for the period from January 1, 2003 through the end of the Term. In the event this Agreement or the Executive's employment is terminated, the Executive shall not be entitled to any Bonus Compensation for such year or any subsequent period.

(b)      EQUITY COMPENSATION.

                  (i) Concurrently with the execution and delivery of this Agreement, the Company shall issue to the Executive, as compensation and without cost to the Executive, options (the "Options") to purchase 20,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), representing 1% of the shares of Common Stock that are currently issued and outstanding. The Options shall have an exercise price per share of $26.75, which is equivalent to an enterprise value of $53.5 million. The Options shall vest and become immediately exercisable as to 1/48 of the shares subject to the Options on the last day of each month during the Term, subject to termination as provided below. The Executive shall have the right to exercise any vested Options at any time within 5 years after the date that such Options became vested and any Options not exercised within such deadline shall be deemed terminated and void.

                  (ii) In the event this Agreement or the Executive's employment is terminated (x) by the Company for Cause, or (y) by the Executive other than for Cause, the Options shall cease vesting as of the date that the Company or the Executive provides notice of such termination, and any unvested Options shall immediately terminate and become void. In the event this Agreement or the Executive's employment is terminated
         (x) by the Company other than for Cause, or (y) by the Executive for Cause, the Options shall vest as and to the extent provided in Section 3(c) hereof.

                  (iii) Notwithstanding anything to the contrary otherwise contained herein, if at any time during the Term the Company shall, by stock dividend, stock split, combination, reclassification or exchange, or through merger, consolidation or otherwise, change its shares of Common Stock into a different number, kind or class of shares or other securities or property, then the Board of Directors may, in its sole discretion, either make the Options

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         immediately exercisable or arrange for a successor or surviving corporation, if any, to grant replacement options, or to adjust the number of shares covered by the Options and the price of each share. The determination of the Board of Directors shall be conclusive.

                  (iv) Notwithstanding anything to the contrary otherwise contained herein, if at any time during the Term the Company shall issue additional shares of Common Stock to any party that is affiliated with Wexford Management LLC (an "Affiliate"), the Executive shall have the right, but not the obligation, to purchase for the same consideration and on the same terms that such shares of Common Stock shall be issued to such Affiliate up to 1% of the shares issued to such Affiliate. The grant of any stock options to any director or officer of the Company shall not provide the Executive with any rights under this
         Section 3(b)(iv).

                  (v) In the event Wexford Management LLC or any Affiliate has the right to sell all or a portion of the shares of Common Stock of the Company held by them in an public offering (whether an initial offering or a subsequent offering), a private sale or other transaction, or to register all or a portion of the shares of Common Stock of the Company held by them, the Executive shall be offered the right to sell or register as the case may be pro rata with Wexford and such Affiliate all or a portion of the Shares of Common Stock for which he holds vested Options.

(c) SEVERANCE COMPENSATION. In the event (i) the Company terminates this Agreement or the Executive's employment other than for Cause, or (ii) the Executive terminates this Agreement or his employment for Cause, the Company shall pay to the Executive as Severance Compensation $45,000, provided that in the event the remainder of the Term is less than 6 months, such Severance Compensation shall be prorated for the remainder of the Term. For example, if the Company terminates this Agreement other than for Cause with 3 months remaining in the Term, the Company shall pay the Executive Severance Compensation of $22,500. The Executive shall also receive as Severance Compensation (i) subject to the next following sentence, an immediate vesting of those Options that would have vested during the 6 months after such termination, or such lesser period through the end of the Term, if the Executive's employment had not been terminated, and (ii) continuation of medical benefits for the lesser of 6 months or the remainder of the Term. Notwithstanding the foregoing, in the event the Executive terminates this Agreement or his employment for Cause as a result of a Change of Control (as defined herein), all unvested Options shall immediately vest.

         4. NO OTHER COMPENSATION. Except as otherwise expressly provided herein, or in any other written document executed by the Company and the Executive, no other compensation or other consideration shall become due or payable to the Executive on account of the services rendered hereunder. The Company shall have the right to deduct and withhold from the compensation payable to the Executive hereunder any amounts required to be deducted and withheld under the provisions of any statute, regulation, ordinance, order or any other amendment thereto, heretofore or hereafter enacted, requiring the withholding or deduction of compensation.


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         5. BENEFITS.

(a) MEDICAL & 401K BENEFITS. The Company agrees that the Executive shall be entitled to participate in any retirement, 401K, disability, medical, pension, profit sharing, group insurance, or any other plan or arrangement, or in any other benefits now or hereafter generally available to executives of the Company, in each case to the extent that the Executive shall be eligible under the general provisions thereof, provided that the Company shall waive any waiting period for participation in any such plan.

(b) REIMBURSEMENT OF LIVING EXPENSES. Prior to the Executive's relocation to Indianapolis, Indiana, which shall take place no later than October 1, 1999, the Company will pay for or reimburse the Executive for all travel, hotel and other documented out-of-pocket expenses reasonably incurred by him and his immediate family in connection with the performance of his duties hereunder in Indianapolis.

(c) RELOCATION EXPENSES. The Company shall pay for or reimburse the Executive for all out-of-pocket relocation expenses reasonably incurred by him and his immediate family in connection with his relocation to Indianapolis, including, without limitation, moving costs, and brokerage commission costs, provided that such expenses shall not exceed $30,000 in the aggregate.

         6. VACATION. The Executive shall be entitled to take three weeks of paid vacation which shall accrue monthly during each 12 months of the Executive's employment hereunder, and which vacation shall be taken on dates to be selected by mutual agreement of the Company and the Executive.

         7. TERMINATION FOR CAUSE.

(a) TERMINATION FOR CAUSE BY THE COMPANY. The Company, by written notice to the Executive, may immediately terminate this Agreement and the Executive's employment hereunder for Cause. As used herein, a termination by the Company "for Cause" shall mean that the Executive has (i) willfully or materially refused to perform a material part of his duties hereunder, (ii) materially breached the provisions of Sections 8, 9 or 10 hereof, (iii) acted fraudulently or dishonestly in his relations with the Company, (iv) committed larceny, embezzlement, conversion or any other act involving the misappropriation of Company funds or assets in the course of his employment, or (v) been indicted or convicted of any felony or other crime involving an act of moral turpitude.

(b) TERMINATION FOR CAUSE BY THE EXECUTIVE. The Executive, by 20 business days prior written notice to the Company, may terminate this Agreement and his employment hereunder for Cause, provided that the Company shall have the right to cure such Cause within such 20 business day period. As used herein, a termination by the Executive "for Cause" shall mean that (i) the Company has materially diminished the duties and responsibilities of the Executive, (ii) the Company has required the Executive to relocate his residence from Indianapolis to another location without the consent of the Executive or (iii) a Change of Control has occurred. As used herein, a "Change of

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Control" shall mean a transaction, other than a public offering (whether an initial offering or a subsequent offering) of Common Stock of the Company, as a result of which the number of shares of Common Stock of the Company collectively owned by Wexford and its Affiliates is not greater than the number of shares of Common Stock owned by any other shareholder of the Company.

         8. CONFIDENTIAL INFORMATION. The Executive recognizes and acknowledges that he shall receive in the course of his employment hereunder certain confidential information and trade secrets concerning the Company's business and affairs which may be of great value to the Company. The Executive therefore agrees that he will not disclose any such information relating to the Company, the Company's personnel or its operations other than in the ordinary course of business or in any way use such information in any manner which could adversely affect the Company's business. For purposes of this Agreement, the terms "trade secrets" and "confidential information" shall include any and all information concerning the business and affairs of the Company and any division, subsidiary or other affiliate of the Company that is not generally available to the public.

         9. NON-COMPETITION. The Executive agrees that without the prior written consent of Wexford Management LLC ("Wexford") during the Term and for a period of 12 months following the termination or expiration of this Agreement, he will not participate as an advisor, partner, joint venturer, investor, lender, consultant or in any other capacity in any business transaction or proposed business transaction (a) with respect to which the Executive had a material personal involvement on behalf of the Company during the last 12 months of his employment with the Company, or (b) that could reasonably be expected to interfere with the Company's business or operations as of the date of such termination or expiration. For these purposes, the mere ownership by the Executive of securities of a public company not in excess of 2% of any class of such securities shall not be considered to be competition with the Company.

         10. NON-SOLICITATION. The Executive agrees that during the Term, and for a period of 12 months following the termination or expiration of this Agreement, he shall not, without the prior written consent of the Company, directly or indirectly, employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed by the Company or any of it subsidiaries or affiliates while the Executive was employed by the Company.

         11. BREACH OF THIS AGREEMENT. If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 8, 9 or 10 of this Agreement, then the Company shall have the right and remedy to have those provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that the rights and privileges of the Company granted in Sections 8, 9 and 10 are of a special, unique and extraordinary character and any such breach or threatened breach will cause great and irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

         12. NOTICES. All notices and other communications required or permitted hereunder shall be in writing (including facsimile, telegraphic, telex or cable communication) and shall be deemed to


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have been duly given when delivered by hand, faxed or mailed, certified or registered mail, return receipt requested and postage prepaid:

         If to the Company:         Chautauqua Airlines, Inc.
                                    2500 South High School Road
                                    Suite 160
                                    Indianapolis, IN  46421
                                    Fax No.:  317-484-6060
                                    Attention:  Bryan K. Bedford, President

         with a copy to:            Wexford Management LLC
                                    411 West Putnam Avenue
                                    Greenwich, CT 06830
                                    Attention: Joseph Jacobs, fax 203-862-7320
                                            and Arthur Amron, fax 203-862-7312

         If to the Executive:       Wayne Heller
                                    [at his most recent address as provided to the Company in writing] or by e-mail at:
                                    air843@aol.com

         13. APPLICABLE LAW. This Agreement was negotiated and entered into within the State of Indiana. All matters pertaining to this Agreement shall be governed by the laws of the State of Indiana applicable to contracts made and to be performed wholly therein. Nothing in this Agreement shall be construed to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any material present or future statute, law, governmental regulation or ordinance as a result of which the parties have no legal right to contract or perform, the latter shall prevail, but in such event the provision(s) of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it or them within the legal requirements.

         14. ENTIRE AGREEMENT; MODIFICATION; CONSENTS AND WAIVERS. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. No interpretation, change, termination or waiver of or extension of time for performance under any provision of this Agreement shall be binding upon any party unless in writing and signed by the party intended to be bound thereby. Except as otherwise provided in this Agreement, no waiver of or other failure to exercise any right under or default or extension of time for performance under any provision or this Agreement shall affect the right of any party to exercise any subsequent right under or otherwise enforce said provision or any other provision hereof or to exercise any right or remedy in the event of any other default, whether or not similar.

         15. SEVERABILITY. The parties acknowledge that, in their view, the terms of this Agreement are fair and reasonable as of the date signed by them, including as to the scope and duration of post-termination activities. Accordingly, if any one or more of the provisions contained in this Agreement

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shall for any reason, whether by application of existing law or law which may develop after the date of this Agreement, be determined by an arbitrator or court of competent jurisdiction to be excessively broad as to scope of activity, duration or territory, or otherwise unenforceable, the parties hereby jointly request such court to construe any such provision by limiting or reducing it so as to be enforceable to the maximum extent in favor of the Company compatible with then-applicable law. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall nonetheless be determined by an arbitrator or court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         16. ASSIGNMENT. The Company may, at its election, assign this Agreement or any of its rights hereunder. This Agreement may not be assigned by the Executive.

         17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         18. ARBITRATION. Each of the parties hereby irrevocably and unconditionally consents to arbitrate any dispute arising out of or relating in any manner to this Agreement or the employment relationship contemplated hereby or the termination thereof, or any alleged breach of any term or provision of this Agreement. Such arbitration shall be conducted in Indianapolis, Indiana by a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any federal or state court in Indiana (and the parties expressly consent to the jurisdiction of such court), or in any other court having jurisdiction. Each of the Parties agrees that in any arbitration arising out of or relating to this Agreement or the employment relationship contemplated hereby or the termination thereof, or any alleged breach of any term or provision of this Agreement or in any action to enter judgment on an award in such arbitration each party shall bear its own fees and expenses.

         19. EXECUTIVE'S REPRESENTATIONS AND WARRANTIES. The Executive represents and warrants to the Company that his execution and delivery of this Agreement and his employment with the Company hereunder do not contravene, and will not result in any breach of or constitute any default under any agreement or instrument to which the Executive is a party or may be bound.

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         20. SURVIVAL. The provisions of Sections 8 through 19 of this Agreement shall survive any expiration or termination of this Agreement.

         IN WITNESS WHEREOF, that parties hereto have executed this Employment Agreement as of the date first above written.

                      CHAUTAUQUA AIRLINES, INC.


                      By:
                         ------------------------
                           Name:
                           Title:

                      WAYNE HELLER

                      /s/ Wayne Heller
                      ---------------------------